Exhibit 3.3

AMENDED AND RESTATED
BYLAWS
OF
ZIPRECRUITER, INC.

i

4.2	Committee Minutes	12
4.3	Meetings And Action Of Committees	12

ARTICLE V OFFICERS		12

5.1	Officers	12
5.2	Appointment Of Officers	12
5.3	Subordinate Officers	12
5.4	Removal And Resignation Of Officers	13
5.5	Vacancies In Offices	13
5.6	Chief Executive Officer	13
5.7	President	13
5.8	Vice Presidents	13
5.9	Secretary	14
5.10	Chief Financial Officer	14
5.11	Representation Of Shares Of Other Corporations	14
5.12	Authority And Duties Of Officers	15

ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS.		15

6.1	Indemnification Of Directors And Officers	15
6.2	Indemnification Of Others	15
6.3	Payment Of Expenses In Advance	15
6.4	Indemnity Not Exclusive	16
6.5	Insurance	16
6.6	Conflicts	16

ARTICLE VII RECORDS AND REPORTS		16

7.1	Maintenance And Inspection Of Records.	16
7.2	Inspection By Directors	17

ARTICLE VIII GENERAL MATTERS		17

8.1	Checks	17
8.2	Execution Of Corporate Contracts And Instruments	17
8.3	Stock Certificates; Partly Paid Shares	18
8.4	Special Designation On Certificates	18
8.5	Lost Certificates	18
8.6	Construction; Definitions	19
8.7	Dividends	19
8.8	Fiscal Year	19
8.9	Seal	19
ii

8.10	Right of First Refusal	19
8.11	Transfer Restrictions.	22
8.12	Transfer Of Stock	26
8.13	Stock Transfer Agreements	26
8.14	Registered Stockholders	26
8.15	Facsimile Signature	26

ARTICLE IX AMENDMENTS		26
iii

AMENDED AND RESTATED
BYLAWS
OF
ZIPRECRUITER, INC.
ARTICLE I
CORPORATE OFFICES
1.1    Registered Office.
The registered office of the corporation shall be in the City of Dover, County of Kent, State of Delaware. The name of the registered agent of the corporation at such location is National Registered Agents, Inc.
1.2    Other Offices.
The Board of Directors may at any time establish other offices at any place or places where the corporation is qualified to do business.
ARTICLE II
MEETINGS OF STOCKHOLDERS
2.1    Place Of Meetings.
Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.
2.2    Annual Meeting.
The annual meeting of stockholders shall be held on such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors each year. At the meeting, directors shall be elected and any other proper business may be transacted.
2.3    Special Meeting.
A special meeting of the stockholders may be called at any time by the Board of Directors, the chairman of the board, the chief executive officer, the president or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent of the votes at that meeting.
If a special meeting is called by any person or persons other than the Board of Directors, the chief executive officer, the president or the chairman of the board, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the chief executive officer, the president, any vice president, or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.
2.4    Notice Of Stockholders' Meetings.
All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place (if any), date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.
2.5    Manner Of Giving Notice; Affidavit Of Notice.
Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the Delaware General Corporation Law. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
2.6    Quorum.
The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairman of the meeting or (b) holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall have power to adjourn the meeting to another place (if any), date or time.
2.7    Adjourned Meeting; Notice.
When a meeting is adjourned to another place (if any), date or time, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place (if any), thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the place (if any), date and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
2.8    Organization; Conduct of Business.
(a)    Such person as the Board of Directors may have designated or, in the absence of such a person, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman of the meeting appoints.
(b)    The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The date and time of opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
2.9    Voting.
The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).
Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.
2.10    Waiver Of Notice.
Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the certificate of incorporation or these Bylaws.

2.11    Stockholder Action By Written Consent Without A Meeting.
Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) delivered to the Corporation in accordance with Section 228(a) of the Delaware General Corporation Law.
Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this Section. A telegram, cablegram, electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(l) of the Delaware General Corporation Law.
Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.
2.12    Record Date For Stockholder Notice; Voting; Giving Consents.
In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than l 0 days before the date of such meeting, nor more than 60 days prior to any other action.

If the Board of Directors does not so fix a record date:
(a)    The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(b)    The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent (including consent by electronic mail or other electronic transmission as permitted by law) is delivered to the corporation.
(c)    The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, if such adjournment is for thirty (30) days or less; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
2.13    Proxies.
Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by an instrument in writing or by an electronic transmission permitted by law filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, facsimile, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.
ARTICLE III
DIRECTORS
3.1    Powers.
Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2    Number Of Directors.
Upon the adoption of these bylaws, the number of directors constituting the entire Board of Directors shall be seven (7). Thereafter, this number may be changed by a resolution of the Board of Directors or of the stockholders, subject to Section 3.4 of these Bylaws. No reduction of the authorized number of directors shall have the effect of removing any director before such director's term of office expires.
3.3    Election, Qualification And Term Of Office Of Directors.
Except as provided in Section 3.4 of these Bylaws, and unless otherwise provided in the certificate of incorporation, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these Bylaws, wherein other qualifications tor directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.
Unless otherwise specified in the certificate of incorporation, elections of directors need not be by written ballot.
3.4    Resignation And Vacancies.
Any director may resign at any time upon written notice to the attention of the Secretary of the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to till such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.
Unless otherwise provided in the certificate of incorporation or these Bylaws:
(a)    Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
(b)    Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.
If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these

Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.
(c)    at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least l 0% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.
3.5    Place Of Meetings; Meetings By Telephone.
The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.6    Regular Meetings.
Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.
3.7    Special Meetings; Notice.
Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board, the chief executive officer, the president, any vice president, the secretary or any two directors.
Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, facsimile, electronic transmission, or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by facsimile, electronic transmission, telephone or telegram, it shall be delivered at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the corporation. Unless otherwise indicated in the notice thereof any and all business may be transacted at a special meeting.

3.8    Quorum.
At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
3.9    Waiver Of Notice.
Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.
3.10    Board Action By Written Consent Without A Meeting.
Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
3.11    Fees And Compensation Of Directors.
Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
3.12    Approval Of Loans To Officers.
The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benetl.t the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
3.13    Removal Of Directors.
Unless otherwise restricted by statute, by the certificate of incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that if the stockholders of the corporation are entitled to cumulative voting, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.
No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.
3.14    Chairman Of The Board Of Directors.
The corporation may also have, at the discretion of the Board of Directors, a chairman of the Board of Directors who shall not be considered an officer of the corporation.
ARTICLE IV
COMMITTEES
4.1    Committees Of Directors.
The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate 1 or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporate Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the corporation.
4.2    Committee Minutes.
Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
4.3    Meetings And Action Of Committees.
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting) of these Bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.
ARTICLE V
OFFICERS
5.1    Officers.
The officers of the corporation shall be a chief executive officer, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors, a president, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.
5.2    Appointment Of Officers.
The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be appointed by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.
5.3    Subordinate Officers.
The Board of Directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.
5.4    Removal And Resignation Of Officers.
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom the power of removal is conferred by the Board of Directors.
Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
5.5    Vacancies In Offices.
Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.
5.6    Chief Executive Officer.
Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if any, the chief executive officer of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Directors and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.
5.7    President.
Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board (if any) or the chief executive officer, the president (if such an officer is appointed) shall have general supervision, direction, and control of the business and other officers of the corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.
5.8    Vice Presidents.
In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the president or the chairman of the board.
5.9    Secretary.
The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.
The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.
The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.
5.10    Chief Financial Officer.
The chief financial officer shall be the treasurer and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.
The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president, the chief executive officer, or the directors, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.
5.11    Representation Of Shares Of Other Corporations.
The chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board of Directors or the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.
5.12    Authority And Duties Of Officers.
In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the stockholders.
ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS
6.1    Indemnification Of Directors And Officers.
The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (a) who is or was a director or officer of the corporation, (b) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.
6.2    Indemnification Of Others.
The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, tines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the corporation, (b) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.
6.3    Payment Of Expenses In Advance.
Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VI.
6.4    Indemnity Not Exclusive.
The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the certificate of incorporation.
6.5    Insurance.
The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.
6.6    Conflicts.
No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:
(a)    That it would be inconsistent with a provision of the certificate of incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or
(b)    That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.
ARTICLE VII
RECORDS AND REPORTS
7.1    Maintenance And Inspection Of Records.
The corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.
A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder's name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
7.2    Inspection By Directors.
Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.
ARTICLE VIII
GENERAL MATTERS
8.1    Checks.
From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.
8.2    Execution Of Corporate Contracts And Instruments.
The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or tor any amount.
8.3    Stock Certificates; Partly Paid Shares.
The shares of a corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
8.4    Special Designation On Certificates.
If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
8.5    Lost Certificates.
Except as provided in this Section 8.5, no new certificates tor shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or the owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
8.6    Construction; Definitions.
Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these 'Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.
8.7    Dividends.
The directors of the corporation, subject to any restrictions contained in (a) the General Corporation Law of Delaware or (b) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.
The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.
8.8    Fiscal Year.
The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.
8.9    Seal.
The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.
8.10    Right of First Refusal.
8.10.1     In addition to any other limitation on transfer created by applicable securities laws, these Bylaws or contract, before any security of the corporation (“Security”) may be transferred, the corporation and/or its assignee(s) will have a right of first refusal to purchase the Securities to be sold or transferred (the “Offered Securities”) on the terms and conditions set forth in this Section 8.10 (the “Right of First Refusal”).
(a)    Exercise of Right of First Refusal. At any time within fifteen (15) days after the date of the written notice (the “Notice”) to the corporation from the holder of any Security (“Security Holder”) of the corporation of its intention to sell or transfer any Security to a proposed transferee (the “Proposed Transferee”) at the purchase price set forth in the Notice (the “Offered Price”), which Notice must be given to the corporation at least thirty (30) days prior to the consummation of such proposed transfer, the corporation and/or its assignee(s) may, by giving written notice to the Security Holder, elect to purchase all (or, with the consent of the Security Holder, less than all) of the Securities proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price determined in accordance with subsection (d) below.
(b)    Secondary Right of First Refusal. Each holder of the corporation’s Series A Preferred Stock, par value $0.00001 per share (“Series A Preferred Stock”) shall have a secondary refusal right, but not the obligation, to purchase up to its pro rata portion (based upon the total number of shares of the corporation’s capital stock then held by all of the corporation’s investors) of any or all of the Offered Securities not purchased by the corporation pursuant to the Right of First Refusal, on the terms and conditions specified in the Notice (the “Secondary Refusal Right”). If the corporation does not intend to exercise its Right of First Refusal with respect to the Offered Securities, the corporation must deliver a secondary notice (the “Secondary Notice”) to the selling Security Holder and to each holder of Series A Preferred Stock to that effect no later than fifteen (15) days after the corporation’s receipt of the Notice. To exercise its Secondary Refusal Right, a holder of Series A Preferred Stock must deliver written notice to the selling Security Holder and the corporation within ten (10) days after the corporation’s deadline for its delivery of the Secondary Notice (the “Notice Period”), as provided in this subsection (b).
(c)    Undersubscription.    If the corporation and the holders of Series A Preferred Stock elect to purchase some but not all of the Offered Securities by the end of the Notice Period, then the corporation shall immediately after the expiration of the Notice Period send written notice (the “Undersubscription Notice”) to the holders of Series A Preferred Stock who fully exercised their Secondary Refusal Right within the Notice Period (the “Exercising Holders”). Each Exercising Holder shall, subject to the provisions of this Section 8.10, have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of the Offered Securities on the terms and conditions set forth in the Notice. To exercise such option, an Exercising Holder must deliver an Undersubscription Notice to the selling Security Holder and the corporation within ten (10) days after the expiration of the Notice Period. In the event there are two or more such Exercising Holders that timely exercise the last- mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this subsection (c) shall be allocated to such Exercising Holders pro rata based on the number of shares of Offered Securities such Exercising Holders have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any shares of the Offered Securities that any such Exercising Holder has elected to purchase pursuant to the Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Holders, the corporation shall immediately notify all of the Exercising Holders and the selling Security Holder of that fact.
(d)    Purchase Price. The purchase price for the Securities purchased under this Section 8.10 will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift), the purchase price will be the fair market value of the Securities as determined in good faith by the Board. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Board, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.
(e)    Payment. Payment of the purchase price for the Securities will be payable, at the option of the corporation and/or its assignee(s) or the holders of Series A Preferred Stock (as applicable), by check or by cancellation of all or a portion of any outstanding indebtedness owed by the Security Holder to the corporation (or to such assignee or holder of Series A Preferred Stock, in the case of a purchase of Offered Securities by such assignee or holder of Series A Preferred Stock) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the corporation’s receipt of the Notice, or, at the option of the corporation and/or its assignee(s) or holder of Series A Preferred Stock, in the manner and at the time(s) set forth in the notice.
(f)    Holder’s Right to Transfer. If the Securities proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the corporation and/or its assignee(s) or by the holders of Series A Preferred Stock as provided in this Section 8.10, then the Security Holder may transfer such Offered Securities to each Proposed Transferee at the Offered Price or at a higher price, provided that (i) such transfer is consummated within ninety (90) days after the date of the Notice, (ii) any such transfer is effected in compliance with all applicable securities laws, and (iii) each Proposed Transferee agrees in writing that the provisions of this Section 8.10 will continue to apply to the Securities in the hands of such Proposed Transferee. If the Securities described in the Notice are not transferred to each Proposed Transferee within such ninety (90) day period, then a new Notice must be given to the corporation, pursuant to which the corporation will again be offered the Right of First Refusal before any Securities held by the Security Holder may be sold or otherwise transferred.
(g)    Exempt Transfers. Notwithstanding anything to the contrary in this Section 8.10, the restrictions contained in this Section 8.10 shall not apply to the following transactions set forth below, provided, however, that each transferee, assignee, or other recipient of any interest in the Security shall, as a condition to the transfer, agree to be bound by all of the restrictions set forth in these Bylaws:
(i)    the transfer of any or all of the Securities (or any interest therein) during Security Holder’s lifetime or on Security Holder’s death by gift, will or intestacy to Security Holder’s Immediate Family or a trust for the benefit of Security Holder or Security Holder’s Immediate Family. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or the spouse of any child or grandchild of Security Holder or the Security Holder’s spouse, whether or not adopted;
(ii)    a transfer for no consideration to an organization that is tax-exempt under Section 501(c)(3) of the Internal Revenue Code; provided, however, that no more than one such transfer under this Section 39(b)(2) shall be effected during any twelve month period;

(iii)    a distribution without consideration by a Security Holder that is a trust to a trustee of such trust and/or to members of the Immediate Family of a trustee of such trust;
(iv)    a transfer (A) without consideration by a Security Holder to a subsidiary, parent, partner, limited partner, retired partner, member, retired member or holder of capital stock of such Security Holder, or to an affiliated fund or entity of such Security Holder (including, without limitation, a fund or entity managed by the same manager or managing member or general partner or management company or advisory company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company or advisory company) or (B) with consideration by a Security Holder to a fund or entity managed by the same manager or managing member or general partner or management company or advisory company of such Security Holder.
8.10.2     The Right of First Refusal will terminate as to all securities of the corporation immediately prior to the closing of any registered initial public offering of the corporation.
8.10.3     In the event of a conflict between this Section 8.10 and any similar provision set forth in that certain Right of First Refusal and Co-Sale Agreement, dated August 12, 2014, by and among the corporation and certain investors listed therein (the “ROFR/Co-Sale Agreement”), with respect to any Securities covered by the ROFR/Co-Sale Agreement, then the ROFR/Co-Sale Agreement shall control.
8.11    Transfer Restrictions.
8.11.1    Any stockholder holding Restricted Shares (as defined below) (any such stockholder, a “Restricted Stockholder”) shall not directly or indirectly (whether by sale, gift, merger, consolidation, operation of law or otherwise) transfer, assign, pledge, lend, grant any option, right or warrant to purchase or otherwise dispose of or encumber such Restricted Shares or any economic or voting rights or other interests therein to any person or entity, or enter into any agreement, arrangement or understanding to do any of the foregoing (collectively, “Transfer”), without the consent of the Board of Directors prior to such Transfer, which consent may be granted or withheld in the Board of Director’s sole and absolute discretion. “Restricted Shares” are shares of common stock of the corporation that were issued or disposed and became outstanding after August 16, 2018, the date of the adoption of the amendment and restatement of these Bylaws adding this Section 8.11 (the “Approval Date”); provided, however, that shares of common stock of the corporation issued subsequent to the Approval Date as a result of the conversion of shares of Preferred Stock outstanding prior to the Approval Date shall not be considered “Restricted Shares” for purposes of this Section 8.11. The restrictions on Transfer and ownership of shares set forth in this Section 8.11.1 shall be in addition to, and not limited by, the Certificate of Incorporation, the other provisions of these Bylaws, or the provision(s) of any agreement(s) currently in effect by and between the corporation and any stockholder, or any applicable law.

8.11.2    Any Restricted Stockholder seeking the Board’s approval of a Transfer of some or all of such Restricted Stockholder’s Restricted Shares (a “Transferring Stockholder”) shall give prior written notice thereof (the “Transferring Stockholder Notice”) to the Secretary of the corporation, which notice shall include: (1) the name of the Transferring Stockholder; (2) the name of the proposed transferee(s); (3) the number of shares of Restricted Stock proposed to be Transferred; and (4) the purchase price, if any, of the Restricted Shares proposed for Transfer. The corporation may require the Transferring Stockholder to supplement its notice with such additional information as the corporation may reasonably request.
8.11.3    If the Board approves such Transfer of Restricted Shares, said Transferring Stockholder may, subject to any other restrictions on Transfer in respect thereof, including, without limitation, the right of first refusal and co-sale rights set forth in that certain Amended and Restated Right of First Refusal and Co-sale Agreement, dated as of November 7, 2017, by and among the corporation and certain of its stockholders party thereto, as such agreement may be amended from time to time (as amended, the “Co-Sale Agreement”) and the right of first refusal set forth in any equity award agreement entered into by such Transferring Stockholder and the corporation pursuant to the corporation’s 2014 Equity Incentive Plan, as amended from time to time, Transfer to the proposed transferee or transferees named in the Transferring Stockholder Notice the Restricted Shares specified in said Transferring Stockholder Notice that were not acquired by the corporation or its assigns, provided that said Transfer shall not be on terms or conditions more favorable to any such proposed transferee than those contained in the Transferring Stockholder Notice. All Restricted Shares so Transferred by said Transferring Stockholder shall continue to be subject to the provisions of this Section 8.11 in the same manner as before said Transfer and, for the avoidance of doubt, any transferee of such Restricted Shares, by his, her or its acceptance of Transfer thereof, shall be bound by such provisions (along with any other restrictions on transfer or ownership in respect of his, her or its shares of capital stock of the corporation under the Certificate of Incorporation, these Bylaws, any agreement between such transferee and the corporation and applicable law).
8.11.4     Notwithstanding the foregoing provisions of this Section 8.11, the following transactions shall be exempt from the other provisions of this Section 8.11 (each an “Exempt Transfer”):
(a)    With respect to a Restricted Stockholder that is a natural person, such Restricted Stockholder’s transfer without consideration of any or all Restricted Shares held by such Restricted Stockholder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such stockholder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other relative or person approved by the Board of Directors, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such stockholder or any such family members. Notwithstanding the foregoing exception, a Restricted Stockholder may not Transfer any Restricted Shares prior to consulting with the corporation to determine whether such Transfer would result in the corporation having a class of security held of record by (i) two thousand (or such other number as may be applicable under the Exchange Act) or more persons, as described in Section 12(g) of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”) and Rule 12g5-1 promulgated under the Exchange Act (or any successor provisions thereto), or (ii) such number of persons that would require the corporation under the applicable laws of any non-US jurisdiction to take any action with respect to the registration of any shares of the corporation’s capital stock and/or the providing of any public disclosures with respect to the corporation (the number of persons described in clauses (i) and (ii) of this clause (a) referred to as the “Threshold Record Holder Amount”), and no such Transfer shall be effected if such Transfer would result in the corporation having a class of security held of record by that number of persons representing the Threshold Record Holder Amount.
(b)    With respect to a Restricted Stockholder that is an entity, such Restricted Stockholder’s or such Restricted Stockholder’s principal’s Transfer of Restricted Shares without consideration to any other entity that, directly or indirectly, controls, is controlled by, or is under common control with such Restricted Stockholder or such Restricted Stockholder’s principal, including without limitation any general partner, managing partner, managing member, officer or director of such Restricted Stockholder or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Restricted Stockholder or such Restricted Stockholder’s principal. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (i) the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise, or (ii) the power to elect or appoint at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such entity. Notwithstanding the foregoing exception, a Restricted Stockholder may not Transfer any Restricted Shares prior to consulting with the corporation to determine whether such Transfer would result in the corporation having a class of security held of record by that number of persons representing the Threshold Record Holder Amount, and no such Transfer shall be effected if such Transfer would result in the corporation having a class of security held of record by that number of persons representing the Threshold Record Holder Amount.
(c)    With respect to a Restricted Stockholder that is a party to the Co- Sale Agreement, the Transfer of any Restricted Shares to the corporation or another party to the Co-Sale Agreement pursuant to the terms of the Co-Sale Agreement. Notwithstanding the foregoing exception, a Restricted Stockholder may not Transfer any Restricted Shares prior to consulting with the corporation to determine whether such Transfer would result in the corporation having a class of security held of record by that number of persons representing the Threshold Record Holder Amount, and no such Transfer shall be effected if such Transfer would result in the corporation having a class of security held of record by that number of persons representing the Threshold Record Holder Amount.
(d)    Any Transfer of shares of capital stock to the corporation.
Prior to effecting any Exempt Transfer (other than an Exempt Transfer in which the corporation is the transferee), a Restricted Stockholder shall furnish to the corporation all information regarding the proposed Exempt Transfer as may be reasonably requested by the corporation, if any, to determine whether such Exempt Transfer constitutes an Exempt Transfer pursuant to this

Section 8.11.4, and the corporation shall not be required to register any proposed Exempt Transfer, or recognize any right, title or interest of any proposed transferee of such Exempt Transfer, in any Restricted Shares unless and until the corporation has received all such information it may request and has determined that such proposed Exempt Transfer constitutes an Exempt Transfer pursuant to this Section 8.11.4. All Restricted Shares so Transferred pursuant to an Exempt Transfer shall continue to be subject to the provisions of this Section 8.11 in the same manner as before said Exempt Transfer and, for the avoidance of doubt, any transferee of such Restricted Shares pursuant to an Exempt Transfer, by his, her or its acceptance of Transfer thereof, shall be bound by such provisions (along with any other restrictions on transfer or ownership in respect of his, her or its shares of capital stock of the corporation under the Certificate of Incorporation, these Bylaws, any agreement between such transferee and the corporation and applicable law).
8.11.5    Certificates representing shares of the corporation’s capital stock issued on or after the Approval Date (but prior to the termination of the transfer restrictions provided for herein) shall have impressed on, printed on, written on or otherwise affixed to them the following legend:
THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS REQUIRING APPROVAL OF THE BOARD OF DIRECTORS PURSUANT TO AND IN ACCORDANCE WITH THE AMENDED AND RESTATED BYLAWS OF THE CORPORATION, AS AMENDED FROM TIME TO TIME (THE “BYLAWS”), INCLUDING SECTION 8.11 THEREOF (AND ANY SUCCESSOR PROVISION THERETO), A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS. THE CORPORATION SHALL NOT REGISTER OR OTHERWISE RECOGNIZE OR GIVE EFFECT TO ANY PURPORTED SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE THAT DOES NOT COMPLY WITH THE BYLAWS, INCLUDING SECTION 8.11 (OR ANY SUCCESSOR PROVISION THERETO) OF THE BYLAWS.
In the case Restricted Shares that are uncertificated, notice of such legend shall be sent in accordance with applicable law.
8.11.6    Any Transfer, or purported Transfer, of Restricted Shares shall be null and void ab initio, and the corporation shall not be obligated to recognize any right, title or interest of any person or entity, in Restricted Shares Transferred in violation of this Section 8.11 unless the terms, conditions, and provisions of this Section 8.11 are strictly observed and followed.

8.11.7    The foregoing Transfer restrictions shall terminate on any of the following dates, whichever shall first occur:
(a)    October 5, 2020;
(b)    Upon the date of a Deemed Liquidation Event (as defined in the corporation’s certificate of incorporation, as such may be amended from time to time); or
(c)    Upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.
8.12    Transfer Of Stock.
Subject to the provisions of 8.10 and 8.11 hereof, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.
8.13    Stock Transfer Agreements.
Subject to the provisions of 8.10 and 8.11 hereof, the corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.
8.14    Registered Stockholders.
The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof except as otherwise provided by the laws of Delaware.
8.15    Facsimile Signature.
In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
ARTICLE IX
AMENDMENTS
The Bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.